Exhibit 99.1

Medbox Appoints Mr. Doug Mitchell as Chief Financial Officer
Senior Financial Executive With 25 Years of Public Company Experience

LOS ANGELES, Oct. 20, 2014 /PRNewswire/ -- Medbox, Inc., (OTCQB:MDBX), the leading licensing, infrastructure and security specialist, patented technology provider, and partner to the cannabis industry, is pleased to announce the appointment of Mr. Doug Mitchell as its Chief Financial Officer.

Mr. Mitchell is replacing Thomas Iwanski who served Medbox as a part time CFO, and resigned to facilitate the continued development of the company with the addition of a full time CFO.  Mr. Iwanski has no disagreements with management and will continue to be available to the company as a consultant. Mr. Guy Marsala, CEO of Medbox, thanked Mr. Iwanski for his service noting "the past 18 months has generated a significant and positive transformation for Medbox as the company continues to make bold moves as the leader in this high growth industry."

Mr. Mitchell is a senior financial executive with over 25 years of experience in public and corporate financial executive positions with expertise in SEC compliance, mergers & acquisitions, accounting controls and process improvement.  Mr. Mitchell's previous positions have included CFO for Chicago Pizza & Brewery, Inc., now renamed BJ's Restaurants, Inc., a multi-location restaurant chain; V.P. Finance for Borland Software Corporation, where he raised $200 million through a convertible debt offering; and CFO for Commerce Energy Group, Inc., a $450 million independent marketer of retail electricity and natural gas, where he helped to successfully sell the company to another industry participant during the 2008 credit crisis. He also served as interim CFO for eTelecare Global Solutions, Inc., a multi-national call center headquartered in the Philippines, as it prepared for a U.S.-based IPO.

Earlier in his career, Mr. Mitchell served as Senior Audit Manager at Coopers & Lybrand (now part of PricewaterhouseCoopers). He earned a Bachelor of Science degree in Business Administration from the University of Southern California, and his CPA certificate inCalifornia.

Mr. Guy Marsala, CEO of Medbox, stated, "I'm delighted that Doug has joined our senior executive team as our CFO as we lead Medbox to an exciting new plateau, drive rapid growth and build shareholder value. Doug brings a wealth of financial and operational knowledge and executive maturity to our team."

About Medbox, Inc.

Medbox, Inc. ("MDBX" or the "Company") is the leading licensing, infrastructure and security specialist, patented technology provider, and partner to the cannabis industry. Headquartered in Los Angeles, CA, Medbox, through its wholly owned subsidiary, Medicine Dispensing Systems, offers its patented systems, software and consulting services to pharmacies, alternative medicine dispensaries and local governments in the U.S. In addition, through its wholly owned subsidiary, Vaporfection International, Inc. (www.vaporfection.com), the company offers an industry award winning medical vaporizer product. Medbox, through its newly established subsidiaries, is developing the following ancillary services tailored to the alternative medicine industry: cannabidiol research and development, real estate acquisitions and subsequent lease programs and management services to alternative medicine dispensaries and cultivation centers.

Forward-Looking Statements

The statements in this press release constitute forward-looking statements within the meaning of federal securities laws. Such statements are based on our current beliefs and expectations and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, such forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Potential risks and uncertainties include, but are not limited to, technical advances in the industry as well as political and economic conditions present within the industry. We do not take any obligation to update any forward-looking statement to reflect events or developments after a forward looking statement was made.

Contact Information
Investor Relations:
Stephen Hart
Hayden IR
+1-917-658-7878
hart@haydenir.com
Medbox:
For more information on Medbox, please call (800) 762-1452.